[EXECUTION VERSION]

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of February 10, 2012 is by and among SABRA HEALTH CARE LIMITED PARTNERSHIP, a Delaware limited partnership (the “Parent Borrower”), SABRA IDAHO, LLC, a Delaware limited liability company, SABRA CALIFORNIA II, LLC, a Delaware limited liability company, OAKHURST MANOR NURSING CENTER LLC, a Massachusetts limited liability company, SUNSET POINT NURSING CENTER LLC, a Massachusetts limited liability company, SABRA NEW MEXICO, LLC, a Delaware limited liability company, SABRA OHIO, LLC, a Delaware limited liability company, SABRA KENTUCKY, LLC, a Delaware limited liability company, SABRA NC, LLC, a Delaware limited liability company, SABRA CONNECTICUT II, LLC, a Delaware limited liability company, WEST BAY NURSING CENTER LLC, a Massachusetts limited liability company, ORCHARD RIDGE NURSING CENTER LLC, a Massachusetts limited liability company, CONNECTICUT HOLDINGS I, LLC, a Delaware limited liability company, SABRA HEALTH CARE DELAWARE, LLC, a Delaware limited liability company and SABRA TEXAS PROPERTIES, L.P., a Texas limited partnership (each of the foregoing entities shall be hereinafter referred to individually as a “Borrower” and collectively with the Parent Borrower, the “Borrowers”), SABRA HEALTH CARE REIT, INC., a Maryland corporation (together with its successors, the “REIT Guarantor”), the lenders identified on the signature pages hereto as Existing Lenders (the “Existing Lenders”), the Persons identified on the signature pages hereto as New Lenders (the “New Lenders”, and together with the Existing Lenders, the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, the Borrowers, the REIT Guarantor, certain Existing Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of November 3, 2010 as amended, supplemented or otherwise modified prior to the date hereof (the “Existing Credit Agreement”);

WHEREAS, the parties identified as “Obligors” on the signature pages thereto and such other parties that have become Obligors thereunder after the date thereof (individually an “Obligor”, and collectively the “Obligors”) and the Administrative Agent have entered into that certain Security and Pledge Agreement dated as of December 9, 2010 as amended, supplemented or otherwise modified prior to the date hereof (the “Existing Security Agreement”);

WHEREAS, the REIT and the Administrative Agent have entered into that certain Pledge Agreement dated as of December 9, 2010 as amended, supplemented or otherwise modified prior to the date hereof (the “Existing Pledge Agreement”);

WHEREAS, the Borrowers, the REIT Guarantor, the Obligors, the Existing Lenders and the Administrative Agent have agreed to amend the Existing Credit Agreement, the Existing Security Agreement and the Existing Pledge Agreement as set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1    Certain Definitions. The following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“First Amendment Effective Date” is defined in Subpart 3.1.

SUBPART 1.2    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2
AMENDMENTS TO
EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.

SUBPART 2.1    Designation of Syndication Agent. Royal Bank of Canada is hereby designated as Syndication Agent for the Lenders under the Existing Credit Agreement.

SUBPART 2.2    The definition of “Applicable Percentage” set forth in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Applicable Percentage” means each of the following percentages per annum, as applicable, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Percentage
Pricing Level	Consolidated Leverage Ratio	Eurodollar Loans	Base Rate Loans	Letter of Credit Fee
1	< 3.50 to 1.00	3.00%	2.00%	3.00%
2	> 3.50 to 1.00 but < 4.50 to 1.00	3.25%	2.25%	3.25%
3	> 4.50 to 1.00 but < 5.50 to 1.00	3.50%	2.50%	3.50%
4	> 5.50 to 1.00	4.00%	3.00%	4.00%

Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered within ten (10) days after being due in accordance with such Section, then Pricing Level 4 shall apply as of the eleventh (11th) day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after the date on which such Compliance Certificate is delivered. The Applicable Percentages in effect from the First Amendment Effective Date through the date that the Parent Borrower delivers the Compliance Certificate for the fiscal quarter ending March 31, 2012 shall be determined based upon

Pricing Level 2. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Percentage for any period shall be subject to the provisions of Section 2.10(b).

SUBPART 2.3    The definition of “Borrowing Base Asset” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended in the following respects: (i) the “; and” immediately prior to clause (m) shall be deleted and “; and” shall be added immediately following clause (m) and (ii) the following new clause “(n)” shall be added to such definition:

(n) with respect to the Real Property Asset located at 8336 Fair Oaks Boulevard, Carmichael, California (Carmichael Care and Rehabilitation Center) (“Carmichael”), to the extent that Sabra California II, LLC (or such other Borrower) shall not have (i) caused a structural engineer to be retained to evaluate isolated areas of roof deflection and movement at Carmichael, (ii) received a recommendation and estimate of cost of repairs from such structural engineer (the “Cost Report”) and (iii) provided such Cost Report to the Administrative Agent, within ninety (90) days of the First Amendment Effective Date, beginning as of the ninety-first (91st) day following the First Amendment Effective Date, Carmichael shall cease to qualify as a “Borrowing Base Asset” for purposes of determining the Borrowing Base Amount.

SUBPART 2.4    The definition of “Change in Law” set forth in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

SUBPART 2.5    The definition of “Collateral Value Amount” set forth in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Collateral Value Amount” means, with respect to any Real Property asset, an amount equal to (a) sixty-five percent (65%) multiplied by (b) the Collateral Value as of such date for such Borrowing Base Asset; provided, however, no single Borrowing Base Asset (other than the Texas Regional Medical Center at Sunnyvale) shall represent more than 20% of the Aggregate Collateral Value Amount.

SUBPART 2.6    The definition of “Eligible Tenant” set forth in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Eligible Tenant” means a Tenant which (a) is not in arrears on any required rental payment, principal or interest payment, payments of real property taxes or payments of premiums on insurance policies with respect to its lease beyond the later of (i) the applicable grace period with respect thereto, if any, and (ii) sixty (60) days; (b) is not subject to a then‑continuing Bankruptcy Event;

and (c) is reasonably acceptable in all material respects to the Administrative Agent (it being understood that for purposes of this clause (c), Affiliates of Sun Healthcare Group, Inc., Cadia Healthcare Group and Texas Regional Medical Center, Ltd. will be deemed acceptable as of the First Amendment Effective Date).

SUBPART 2.7    The definition of “Eurodollar Base Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended to delete clause (c) in its entirety.

SUBPART 2.8    The definition of “Maturity Date” set forth in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Maturity Date” means the later of (a) February 10, 2015 and (b) if maturity is extended pursuant to Section 2.18, such extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

SUBPART 2.9    The definition of “Mortgageability Amount” set forth in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Mortgageability Amount” means, with respect to any Borrowing Base Asset and as of any date of determination, the maximum principal amount of a hypothetical mortgage loan that would be available to be borrowed against such Borrowing Base Asset assuming (a) an annual interest rate equal to the greater of (i) 7.00% and (ii) the then‑applicable Treasury Rate plus 2.50%, (b) a 25‑year amortization schedule and (c) a debt service coverage ratio on such loan of 1.50 to 1.00 (based on the most‑recently calculated Mortgageability Cash Flow of such Borrowing Base Asset).

SUBPART 2.10    The definition of “Obligations” set forth in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all obligations under Secured Swap Contracts and Secured Treasury Management Agreements; provided that (x) obligations of the Credit Parties under any such Secured Swap Contract or any such Secured Treasury Management Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under any such Secured Swap Contract or Secured Treasury Management Agreement.

SUBPART 2.11    The definition of “Occupancy Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Occupancy Rate” means, with respect to any Real Property Asset, the percentage of (a) total patient days relating to such Real Property Asset for any reporting period divided by (b) the product of (i) total number of in-service beds at such Real Property Asset and (ii) the total days in such reporting period; provided, however, with respect to Real Property Assets which property type is medical office buildings or other office spaces, “Occupancy Rate” means the (a) total number of rented square footage at such Real Property Asset for any reporting period divided by (b) the total rentable square footage relating to such Real Property Asset for any reporting period; provided, further, however, the term “Occupancy Rate” shall be inapplicable to a Real Property Asset which property type is a hospital.

SUBPART 2.12    The definition of “Daily Unused Fee” is hereby deleted from Section 1.01 of the Existing Credit Agreement:

SUBPART 2.13    The following definitions are hereby added to Section 1.01 of the Existing Credit Agreement in appropriate alphabetical order:

“First Amendment Effective Date” means February 10, 2012.

“Secured Swap Contract” means any Swap Contract permitted under Section 7.02(d) that is entered into by and between any Credit Party and a Lender (or an Affiliate of a Lender) or any Person, who at the time of entering into such Swap Contract was a Lender (or was an Affiliate of a Lender).

“Secured Treasury Management Agreement” means any Treasury Management Agreement not prohibited by this Agreement that is entered into by and between any Loan Party and any Person, who at the time of entering into such Treasury Management Agreement was a Lender (or was an Affiliate of a Lender).

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit, purchasing or debit cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

SUBPART 2.14    Section 2.01(a) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)    Revolving Loans. During the Commitment Period, each Lender severally agrees to make revolving credit loans (the “Revolving Loans”) to the Parent Borrower on any Business Day; provided that after giving effect to any such Revolving Loan, (i) with regard to the Lenders collectively, the aggregate outstanding principal amount of Revolving Obligations shall not exceed the lesser of (x) TWO HUNDRED MILLION DOLLARS ($200,000,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the “Aggregate Committed Amount”) and (y) the Borrowing Base Amount for such date and (ii) with regard to each Lender individually, such Lender’s Revolving Commitment Percentage of Revolving Obligations shall not exceed its respective Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans, Eurodollar Loans, or a combination thereof, as provided herein, and may be repaid and reborrowed in accordance with the provisions hereof.

SUBPART 2.15    Section 2.01(b) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b)    Letters of Credit. During the Commitment Period, (i) subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.01(b) and Section 2.03 (A) to issue Letters of Credit for the account of a Borrower on any Business Day, (B) to amend or renew Letters of Credit previously issued hereunder, and (C) to honor drafts under Letters of Credit; and (ii) the Lenders severally agree to purchase from the L/C Issuer a participation interest in the Letters of Credit issued hereunder in an amount equal to such Lender’s Revolving Commitment Percentage thereof; provided that (A) the aggregate principal amount of L/C Obligations shall not exceed TWENTY MILLION DOLLARS ($20,000,000) (the “L/C Committed Amount”), (B) with regard to the Lenders collectively, the aggregate principal amount of Revolving Obligations shall not exceed the lesser of (x) the Aggregate Committed Amount and (y) the Borrowing Base Amount for such date, and (C) with regard to each Lender individually, such Lender’s Revolving Commitment Percentage of Revolving Obligations shall not exceed its respective Revolving Committed Amount. Subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

SUBPART 2.16    Section 2.01(c) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c)    Swing Line Loans. During the Commitment Period, subject to the terms and conditions set forth herein, the Swing Line Lender may, in its discretion and in reliance upon the agreements of the other Lenders set forth in this Section 2.01(c) and Section 2.04, make revolving credit loans (the “Swing Line Loans”) to the Parent Borrower on any Business Day; provided, that the aggregate principal amount of the Swing Line Loans shall not exceed (i) the TWENTY MILLION DOLLARS ($20,000,000) (the “Swing Line Committed Amount”), (ii) with respect to the Lenders collectively, the aggregate principal amount of Revolving Obligations shall not exceed the lesser of (x) the Aggregate Committed Amount and (y) the Borrowing Base Amount on such date, and (iii) the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Swing Line Loans shall be comprised solely of Base Rate Loans, and may be repaid and reborrowed in accordance with the provisions hereof. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a participation interest in such Swing Line Loan in an amount equal to the product of such Lender’s Revolving Commitment Percentage thereof. No Swing Line Loan shall remain outstanding for longer than five (5) Business Days.

SUBPART 2.17    The initial paragraph of Section 2.01(d) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(d)    Increase in Revolving Commitments. Subject to the terms and conditions set forth herein, the Parent Borrower may, at any time prior to the then applicable Maturity Date, upon written notice to the Administrative Agent, cause an increase in the Aggregate Committed Amount by up to ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) (to an aggregate amount not more than THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000)); provided that such increase shall be conditioned and effective upon the satisfaction of the following conditions:

SUBPART 2.18    The last sentence of Section 2.01(d) of the Existing Credit Agreement is hereby deleted in its entirety.

SUBPART 2.19    Section 2.02(e) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(e)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect with respect to Loans.

SUBPART 2.20    Section 2.09(a) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)    Unused Fee. From and after the Closing Date, the Borrowers agree to pay the Administrative Agent for the ratable benefit of the Lenders an unused fee (the “Unused Fee”) in an amount equal to (a) 0.35% per annum (or 0.50% per annum to the extent that as of the beginning of any day, the Outstanding Amount of Revolving Obligations (excluding the amount of any then-outstanding Swing Line Loans) is less than 50% of the Aggregate Revolving Commitments), multiplied by (b) the amount by which the Aggregate Revolving Commitments exceed the sum of the Outstanding Amount of Revolving Obligations (excluding the amount of any then-outstanding Swing Line Loans) as of the beginning of such day. The Unused Fee shall accrue at all times during the Commitment Period, including periods during which the conditions to Extensions of Credit in Section 4.03 may not be met, and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date and on the Termination Date (and, if applicable, thereafter on demand); provided, that (i) no Unused Fee shall accrue on the Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (ii) any Unused Fee accrued with respect to the Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Commitments. The Administrative Agent shall distribute the Unused Fee to the Lenders pro rata in accordance with the respective Revolving Commitments of the Lenders.

SUBPART 2.21    Section 2.10 of the Existing Credit Agreement is hereby amended to (i) designate the language set forth in Section 2.10 of the Existing Credit Agreement as clause “(a)” and (ii) add the following language as clause “(b)”of such section:

(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Credit Parties or for any other reason, any Credit Party or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Credit Parties as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Credit Parties shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, within five (5) days of demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Credit Party under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03, or 2.08 or under Article VIII. The obligations of the Credit Parties under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

SUBPART 2.22    Section 2.18(b)(iv) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(iv)    the Borrowers shall pay to the Lenders on the Existing Maturity Date a fee (to be shared among the Lenders based upon their pro rata share of the Aggregate Commitments) equal to the product of (i) 0.30% multiplied by (ii) the then Aggregate Commitments.

SUBPART 2.23    The last sentence of Section 5.22 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

Set forth on Schedule 5.22 is the exact legal name of each Credit Party, the state of incorporation or organization, the chief executive office, the principal place of business, the jurisdictions in which the Credit Parties are qualified to do business, the federal tax identification number and organization identification number of each of the Credit Parties as of the First Amendment Effective Date.

SUBPART 2.24    Section 6.11(a) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)    Consolidated Leverage Ratio. The Credit Parties shall cause the Consolidated Leverage Ratio, as of the end of each fiscal quarter, to be equal to or less than 5.75 to 1.00.

SUBPART 2.25    Section 6.11(c) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c)    Consolidated Tangible Net Worth. The Credit Parties shall cause the Consolidated Tangible Net Worth as of the end of each fiscal quarter to be equal to or greater than the sum of (i) an amount equal to $342,000,000 plus (ii) an amount equal to 80% of the net cash proceeds received by the Consolidated Parties from Equity Transactions during the period following the Closing Date and ending as of the last day of the fiscal quarter for which such calculation is being performed.

SUBPART 2.26    The Third and Fourth clauses of Section 8.03 of the Existing Credit Agreement are hereby deleted in their entirety and replaced with the following:

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Secured Swap Contract, ratably among the Lenders (and, in the case of such Secured Swap Contracts, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Swap Contract, (c) payments of amounts due under any Secured Treasury Management Agreement and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Secured Swap Contracts and Secured Treasury Management Agreements, the holders of such Obligations) and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them; and

SUBPART 2.27    Subclauses (v) and (vi) of Section 9.11(a) of the Existing Credit Agreement are hereby deleted in their entirety and replaced with the following:

(v)    the aggregate Collateral Value of the Borrowing Base Assets released (whether or not substituted therefore) in any fiscal year pursuant to this Section 9.12 shall not exceed $70,000,000 in the aggregate and the aggregate Collateral Value of the Borrowing Base Assets released (whether or not substituted therefore) prior to the Maturity Date shall not, in any case (and regardless of whether the $70,000,000 per year limitation is met during any given year), exceed $150,000,000 in the aggregate; and

(vi)    after giving effect to any such release (x) there shall not be less than eight (8) Borrowing Base Assets remaining in the Borrowing Base and (y) the Borrowing Base Amount shall not be less than $100,000,000.

SUBPART 2.28    Section 10.04(b) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b)    Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party, or any Environmental Liability related in any way to any Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Credit Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Borrower or such other Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

SUBPART 2.29    Schedule 2.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached to this Amendment.

SUBPART 2.30    Schedule 5.12 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with Schedule 5.12 attached to this Amendment.

SUBPART 2.31    Schedule 5.13 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with Schedule 5.13 attached to this Amendment.

SUBPART 2.32    Schedule 5.22 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with Schedule 5.22 attached to this Amendment.

PART 3
AMENDMENTS TO
EXISTING SECURITY AGREEMENT

Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Security Agreement is hereby amended in accordance with this Part 3. Except as so amended, the Existing Security Agreement shall continue in full force and effect.

SUBPART 3.1    The definition of “Secured Obligations” set forth in Section 1 of the Existing Security Agreement is hereby deleted in its entirety and replaced with the following:

“Secured Obligations” means, without duplication, (a) all Obligations, as such term is defined in the Credit Agreement and (b) all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

PART 4
AMENDMENTS TO
EXISTING PLEDGE AGREEMENT

Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Pledge Agreement is hereby amended in accordance with this Part 4. Except as so amended, the Existing Pledge Agreement shall continue in full force and effect.

SUBPART 4.1    The definition of “Secured Obligations” set forth in Section 1(c) of the Existing Pledge Agreement is hereby deleted in its entirety and replaced with the following:

“Secured Obligations” means, without duplication, (a) all Obligations, as such term is defined in the Credit Agreement and (b) all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

PART 5
CONDITIONS TO EFFECTIVENESS

SUBPART 5.1    First Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “First Amendment Effective Date”) when all of the conditions set forth in this Part 5 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “First Amendment”.

SUBPART 5.2    Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message or other electronic imaging means, satisfactory to the Administrative Agent) of this Amendment, which collectively shall have been duly executed on behalf of the Borrowers, the REIT Guarantor, the Existing Lenders, the New Lenders and the Administrative Agent.

SUBPART 5.3    Execution of Borrower Joinder Agreement. The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message or other electronic imaging means, satisfactory to the Administrative Agent) of a duly executed Borrower Joinder Agreement (substantially in the form of Exhibit E-1 to the Existing Credit Agreement) with respect to Sabra Health Care Delaware, LLC, a Delaware limited liability company and Sabra Texas Properties, L.P., a Texas limited partnership.

SUBPART 5.4    Execution of Subsidiary Guarantor Joinder Agreement. The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message or other electronic imaging means, satisfactory to the Administrative Agent) of a duly executed Subsidiary Guarantor Joinder Agreement (substantially in the form of Exhibit E-2 to the Existing Credit Agreement) with respect to Orchard Ridge Nursing Center LLC, a Massachusetts limited liability company and Oakhurst Manor Nursing Center LLC, a Massachusetts limited liability company.

SUBPART 5.5    Notes. The Administrative Agent shall have received a Note executed by the Borrower in favor of each Lender requesting a Note.

SUBPART 5.6    Organizational Documents. The Administrative Agent shall have received (a) the Organization Documents of each Credit Party (other than the Subsidiary Guarantors) certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the First Amendment Effective Date or (ii) a certificate by a secretary or assistant secretary of such Credit Party dated as of a recent date certifying that the Organization Documents delivered to the Administrative Agent in connection with the Existing Credit Agreement are still in full force and effect and have not been amended, restated, replaced or otherwise modified since the closing of the Existing Credit Agreement.

SUBPART 5.7    Resolutions and Incumbency. The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and other certificates of Responsible Officers of each Credit Party (other than the Subsidiary Guarantors) as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as an Responsible Officer in connection with this Amendment and the other Credit Documents to which such Credit Party is a party.

SUBPART 5.8    Good Standings. The Administrative Agent shall have received certificates of good standing, existence or its equivalent with respect to each Credit Party (other than the Subsidiary Guarantors) certified as of a recent date by the appropriate governmental authorities of the state or other jurisdiction of incorporation or formation, as applicable.

SUBPART 5.9    Opinions of Counsel. The Administrative Agent shall have received legal opinions with respect to the Amendment (in each case dated as of the First Amendment Effective Date, addressed to the Administrative Agent and in form and substance reasonably satisfactory to the Administrative

Agent) from:

(i)    Sherry Meyerhoff Hanson & Crance LLP, counsel for the Credit Parties;

(ii)    Fried, Frank, Harris, Shriver & Jacobson LLP, special New York counsel for the Credit Parties;

(iii)    Venable LLP, special Maryland counsel for the REIT Guarantor; and

(iv)    special local counsel for the Borrowers for the states of Delaware and Texas.

SUBPART 5.10    Real Property Collateral (Borrowing Base Assets). The Administrative Agent shall have received with respect to (i) the Existing Borrowing Base Assets identified on Appendix I, such Borrowing Base Asset Deliverables as required by the Administrative Agent as a result of this Amendment, including, without limitation, FIRREA‑compliant MAI appraisals and such amended Mortgage Instrument and Assignments of Leases as necessary to reflect the increase in Commitments and the extended Maturity Date and (ii) the Real Property Assets identified as “New Borrowing Base Assets” on Appendix I, each of the Borrowing Base Asset Deliverables.

SUBPART 5.11    Material Adverse Change. No material adverse change shall have occurred since December 31, 2010 in the business, assets, operations or financial condition of the Credit Parties, taken as a whole, or in the facts and information regarding such Credit Parties as of the First Amendment Effective Date.

SUBPART 5.12    Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against any Credit Party or any of their Affiliates that could reasonably be expected to have a Material Adverse Effect or could otherwise materially and adversely effect the transactions set forth herein or contemplated hereby.

SUBPART 5.13    Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the REIT Guarantor, dated the date of this Amendment, certifying (A) that on such date (after giving effect to the applicability of Part 2 of this Amendment) no Default or Event of Default has occurred and is continuing and (B) as of such date, each of the representations and warranties set forth in Article V of the Existing Credit Agreement (as amended hereby) is true and correct in all material respects (except to the extent that any representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects), other than those representations and warranties which expressly relate to an earlier date, in which case, they were true and correct in all material respects (except to the extent that any representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date.

SUBPART 5.14 Opening Borrowing Base Certificate. Receipt by the Administrative Agent of a Borrowing Base Certificate as of the First Amendment Effective Date, substantially in the form of Exhibit C-2 to the Existing Credit Agreement, duly completed and executed by a Responsible Officer of the Parent Borrower or the REIT Guarantor.

SUBPART 5.15    Payment of Fees. The Administrative Agent shall have received (i) the fees, costs and expenses required to be paid on or before the First Amendment Effective Date, including, without limitation, as set forth in the Engagement Letter dated as of October 27, 2011 among the Administrative Agent, the Arranger, the Parent Borrower and the REIT Guarantor and (ii) (on behalf of itself and the other Lenders) of all upfront/commitment fees as agreed upon among the Credit Parties, the Arranger and the respective Lenders.

PART 6
LENDER JOINDER

From and after the First Amendment Effective Date, by execution of this Amendment, each Person identified on the signature pages hereto as an New Lender (individually a “New Lender” and collectively, the “New Lenders”) hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Person will be deemed to be a party to the Existing Credit Agreement (as amended hereby) and a “Lender” for all purposes of the Existing Credit Agreement (as amended hereby), and shall have all of the rights and obligations of a Lender thereunder as if it had executed the Existing Credit Agreement (as amended hereby). Such Person hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Lenders contained in the Existing Credit Agreement (as amended hereby).

PART 7
RELEASE OF
ORCHARD RIDGE NURSING CENTER LLC AND
OAKHURST MANOR NURSING CENTER LLC AS BORROWERS
AND REQUIREMENT TO BECOME SUBSIDIARY GUARANTORS

From and after the First Amendment Effective Date, by execution of this Amendment by the parties hereto, (a) all of the Administrative Agent’s and the Lenders’ commitments (if any) to extend further credit to Orchard Ridge Nursing Center LLC and Oakhurst Manor Nursing Center LLC (individually, a “Released Borrower” and collectively, the “Released Borrowers”) under the Credit Documents shall automatically terminate; (b) subject only to clause (c) below, each of the Released Borrowers shall be automatically released as a “Borrower” for all purposes of and under the Credit Agreement and the other Credit Documents and all liens, encumbrances, security interests and pledges securing the respective Obligations under the Credit Agreement and such other Credit Documents of the Released Borrowers shall be automatically released; (c) each Released Borrower shall be automatically released and discharged from all Obligations, claims and demands under the Credit Documents, except for (i) obligations and liabilities for fees and expenses and indemnification obligations and liabilities owing to the Administrative Agent or any Lender that pursuant to the express terms of the Credit Documents survive the termination of the Credit Documents and (ii) the obligation of such Released Borrower under Section 6.14(b) of the Credit Agreement to become a “Subsidiary Guarantor” and as required by Subpart 5.4 hereof; (d) each Released Borrower (or their designee) shall be authorized to file such Uniform Commercial Code termination statements and release documents with the appropriate filing offices, in each case, as are reasonably necessary to release the Administrative Agent’s security interests with respect to the collateral granted by such Released Borrower pursuant to the Credit Documents; provided, however, that any and all such Uniform Commercial Code termination statements shall be prepared and recorded at the Borrowers’ expense; and (e) the Administrative Agent shall cause to be delivered to the Parent Borrower, such other release satisfaction and/or termination documents, if any, reasonably requested by the Parent Borrower to evidence the termination and release of the liens, encumbrances, mortgages, deeds of trust, subordination non-disturbance and attornment agreements, security interests and pledges, made or given by the Released Borrowers securing the Obligations of each such Released Borrower; provided, however, that any and all such terminations and releases shall be prepared and recorded at the Borrowers’ expense.

PART 8
REVOLVING COMMITMENTS/REVOLVING LOANS
ASSIGNMENTS AND ASSUMPTIONS

Each Existing Lender hereby sells and assigns, without recourse, to the New Lenders, and each New Lender hereby purchases and assumes, without recourse, from each such Existing Lender, effective as of the First Amendment Effective Date, such interests in such Existing Lender’s rights and obligations under the Existing Credit Agreement (including, without limitation, the Commitment of and Loans owed to such Existing Lender on the First Amendment Effective Date) owing to each such Existing Lender which are outstanding on the First Amendment Effective Date) as shall be necessary in order to give effect to the reallocations of the Commitments and Applicable Percentages effected by the amendment to Schedule 2.01 to the Existing Credit Agreement pursuant to Subpart 2.29 hereof.

PART 9
MISCELLANEOUS

SUBPART 9.1    Cross‑References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 9.2    Construction. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.

SUBPART 9.3    Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery by facsimile or other electronic imaging means by any of the parties hereto of an executed counterpart of this Amendment shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart will be delivered.

SUBPART 9.4    Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that, (a) no Default or Event of Default exists under the Existing Credit Agreement, after giving effect to this Amendment and (b) the representations and warranties set forth in Article V of the Existing Credit Agreement as amended by this Amendment are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date, in which case, they were true and correct in all material respects as of such earlier date).

SUBPART 9.5    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SUBPART 9.6    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 9.7    Acknowledgment. The Credit Parties acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Credit Parties’ obligations under the Existing Credit Agreement or the other Credit Documents. The Credit Parties further acknowledge and agree that the Credit Parties have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of the Credit Parties’ obligations thereunder. Each Credit Party also hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the

Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

SUBPART 9.8    Binding Effect. This Amendment, the Existing Credit Agreement as amended by this Amendment and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. The Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

SUBPART 9.9    General. Except as amended hereby, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

SUBPART 9.10    Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	SABRA HEALTH CARE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	SABRA HEALTH CARE REIT, INC., its General Partner

By:    /S/ HAROLD W. ANDREWS, JR.
Name:     Harold W. Andrews, Jr.
Title:      Chief Financial Officer and Secretary

SABRA IDAHO, LLC
SABRA CALIFORNIA II, LLC
SUNSET POINT NURSING CENTER LLC
SABRA NEW MEXICO, LLC
SABRA OHIO, LLC
SABRA KENTUCKY, LLC
SABRA NC, LLC
CONNECTICUT HOLDINGS I LLC
SABRA CONNECTICUT II, LLC
WEST BAY NURSING CENTER LLC
ORCHARD RIDGE NURSING CENTER LLC OAKHURST MANOR NURSING CENTER LLC
SABRA HEALTH CARE DELAWARE, LLC

By:    /S/ HAROLD W. ANDREWS, JR.
Name:     Harold W. Andrews, Jr.
Title:      Chief Financial Officer and Secretary

SABRA TEXAS PROPERTIES, L.P., a Texas limited partnership

By:	SABRA TEXAS GP, LLC., its General Partner

By:    /S/ HAROLD W. ANDREWS, JR.
Name:     Harold W. Andrews, Jr.
Title:      Chief Financial Officer and Secretary

REIT GUARANTOR:                SABRA HEALTH CARE REIT, INC.,
a Maryland corporation

By:    /S/ HAROLD W. ANDREWS, JR.
Name:     Harold W. Andrews, Jr.
Title:      Chief Financial Officer and Secretary

ADMINISTRATIVE
AGENT:                    BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /S/ AMIE L. EDWARDS
Name: Amie L. Edwards
Title:     Director

EXISTING LENDERS:            BANK OF AMERICA, N.A.,
as an Existing Lender

By:    /S/ AMIE L. EDWARDS
Name:    Amie L. Edwards
Title:    Director

CITIBANK, N.A.,
as an Existing Lender

By:    /S/ JOHN C. ROWLAND
Name:     John C. Rowland
Title:    Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Existing Lender

By:    /S/ JAMIE WARNER
Name:    Jamie Warner
Title:    Vice President

ROYAL BANK OF CANADA,
as an Existing Lender

By:    /S/ G. DAVID COLE
Name:    G. David Cole
Title:    Authorized Signatory

NEW LENDERS:                BARCLAYS BANK PLC,
as a New Lender

By:    /S/ DIANE ROLFE
Name:    Diane Rolfe
Title:    Director

RBS CITIZENS, N.A. DBA CHARTER ONE,
as a New Lender

By:    /S/ SAMUEL A. BLUSO
Name:    Samuel A. Bluso
Title:    Senior Vice President

JEFFERIES GROUP, INC.,
as a New Lender

By:    /S/ JOHN STACCONI
Name:    John Stacconi
Title:    Global Treasurer

Schedule 2.01

LENDERS AND COMMITMENTS

Lender	Revolving Committed Amount	Revolving Commitment Percentage

Bank of America, N.A.	$40,000,000	20.00%
Barclays Bank PLC	$30,000,000	15.00%
Citibank, N.A.	$30,000,000	15.00%
Wells Fargo Bank, National Association	$30,000,000	15.00%
Royal Bank of Canada	$25,000,000	12.50%
RBS Citizens Bank, N.A. dba Charter One	$25,000,000	12.50%
Jefferies Group, Inc.	$20,000,000	10.00%
Total:	$200,000,000	100.00%

SCHEDULE 5.12: PART I
BORROWING BASE ASSETS

APPLICABLE BORROWER	FACILITY NAME AND ADDRESS	TYPE OF FACILITY	SUBJECT LEASE	APPLICABLE TENANT AND ADDRESS	LEASE TERMINATION DATE	OWNERSHIP INTEREST OF BORROWER IN FACILITY
SABRA NEW MEXICO, LLC, a Delaware limited liability company	The Village at Northrise 2880 N. Roadrunner Pkwy Las Cruces, NM 88011	SNF	Amended and Restated Master Lease dated as of February 1, 2012 and described in Schedule 5.13	PEAK MEDICAL ASSISTED LIVING, LLC, a Delaware limited liability company *	December 31, 2020 (subject to extension as set forth therein)	Fee
SUNSET POINT NURSING CENTER LLC, a Massachusetts limited liability company	Sunset Point Care and Rehabilitation Center 1980 Sunset Point Road Clearwater, FL 33765	SNF	Amended and Restated Master Lease dated as of February 1, 2012 and described in Schedule 5.13	1980 SUNSET POINT ROAD, LLC, a Delaware limited liability company *	December 31, 2020 (subject to extension as set forth therein)	Fee
SABRA CALIFORNIA II, LLC, a Delaware limited liability company	Carmichael Care and Rehabilitation Center 8336 Fair Oaks Blvd. Carmichael, CA 95608	SNF	Amended and Restated Master Lease dated as of February 1, 2012 and described in Schedule 5.13	SUNBRIDGE CARMICHAEL REHABILITATION CENTER, a California corporation *	December 31, 2020 (subject to extension as set forth therein)	Fee
SABRA IDAHO, LLC, a Delaware limited liability company	Meridian Care and Rehabilitation Center 1351 W. Pine Ave. Meridian, ID 83642	SNF	Amended and Restated Master Lease dated as of February 1, 2012 and described in Schedule 5.13	SUNBRIDGE HEALTHCARE, LLC, a New Mexico limited liability company *	December 31, 2020 (subject to extension as set forth therein)	Fee

SABRA CONNECTICUT II, LLC, a Delaware limited liability company	Glen Hill Care and Rehabilitation Center 1 Glen Hill Road Danbury, CT 06811	SNF	Amended and Restated Master Lease dated as of February 1, 2012 and described in Schedule 5.13	HARBORSIDE DANBURY LIMITED PARTNERSHIP, a Massachusetts limited partnership *	December 31, 2020 (subject to extension as set forth therein)	Fee
SABRA KENTUCKY, LLC, a Delaware limited liability company	Bridge Point Care and Rehabilitation Center 7300 Woodspoint Drive Florence, KY 41045	SNF	Amended and Restated Master Lease dated as of February 1, 2012 and described in Schedule 5.13	WOODSPOINT, LLC, a Delaware limited liability company, doing business in Kentucky as Woodspoint Nursing, LLC *	December 31, 2020 (subject to extension as set forth therein)	Fee
SABRA OHIO, LLC, a Delaware limited liability company	Sylvania Care and Rehabilitation Center 5757 Whiteford Road Sylvania, OH 43560	SNF	Amended and Restated Master Lease dated as of February 1, 2012 and described in Schedule 5.13	HARBORSIDE SYLVANIA, LLC, a Delaware limited liability company *	December 31, 2020 (subject to extension as set forth therein)	Fee
WEST BAY NURSING CENTER LLC, a Massachusetts limited liability company	West Bay Care and Rehabilitation Center 3865 Tampa Road Oldsmar, FL 34677	SNF	Amended and Restated Master Lease dated as of February 1, 2012 and described in Schedule 5.13	3865 TAMPA ROAD, LLC, a Delaware limited liability company *	December 31, 2020 (subject to extension as set forth therein)	Fee
SABRA NC, LLC, a Delaware limited liability company	Woodland Hill Care and Rehabilitation Center 400 Vision Dr. Asheboro, NC 27203	SNF	Amended and Restated Master Lease dated as of February 1, 2012 and described in Schedule 5.13	SUNBRIDGE REGENCY-NORTH CAROLINA, INC., a North Carolina corporation *	December 31, 2020 (subject to extension as set forth therein)	Fee
CONNECTICUT HOLDINGS I, LLC, a Delaware limited liability company	St. Joseph Manor 6448 Main Street Trumbull, CT 06611	SNF	Amended and Restated Master Lease dated as of August 1, 2011 and described in Schedule 5.13	HBR TRUMBULL, LLC, a Delaware limited liability company *	June 30, 2021 (subject to extension as set forth therein)	Leasehold

CONNECTICUT HOLDINGS I, LLC, a Delaware limited liability company	Pope John Paul II 33 Lincoln Ave Danbury, CT 06810	SNF	Amended and Restated Master Lease dated as of August 1, 2011 and described in Schedule 5.13	HBR DANBURY, LLC, a Delaware limited liability company *	June 30, 2021 (subject to extension as set forth therein)	Leasehold
SABRA HEALTH CARE DELAWARE, LLC, a Delaware limited liability company	Broadmeadow Healthcare 500 S. Broad Street Middletown, DE 19709	SNF	Master Lease dated as of August 1, 2011 and described in Schedule 5.13	BROADMEADOW INVESTMENT, LLC, a Delaware limited liability company **	July 31, 2026 (subject to extension as set forth therein)	Fee
SABRA HEALTH CARE DELAWARE, LLC, a Delaware limited liability company	Capitol Healthcare 1225 Walker Road Dover, DE 19904	SNF	Master Lease dated as of August 1, 2011 and described in Schedule 5.13	CAPITOL NURSING AND REHABILITATION CENTER, L.L.C., a Delaware limited liability company **	July 31, 2026 (subject to extension as set forth therein)	Fee
SABRA HEALTH CARE DELAWARE, LLC, a Delaware limited liability company	Pike Creek Healthcare 3540 Three Little Bakers Blvd. Wilmington, DE 19808	SNF	Master Lease dated as of August 1, 2011 and described in Schedule 5.13	PIKE CREEK HEALTHCARE SERVICES LLC, a Delaware limited liability company **	July 31, 2026 (subject to extension as set forth therein)	Fee
SABRA HEALTH CARE DELAWARE, LLC, a Delaware limited liability company	Renaissance Healthcare 26002 John J Williams Hwy Millsboro, DE 19966	SNF	Master Lease dated as of August 1, 2011 and described in Schedule 5.13	PENINSULA HEALTH CARE SERVICES LLC, a Delaware limited liability company **	July 31, 2026 (subject to extension as set forth therein)	Fee
SABRA TEXAS PROPERTIES, L.P., a Texas limited partnership	Texas Regional Medical Center at Sunnyvale 231 South Collins Rd, Sunnyvale, TX 75812	Hospital	Hospital Lease dated as of April 30, 2008, as amended by First Amendment to Lease Agreement dated as of November 30, 2010 and described in Schedule 5.13	TEXAS REGIONAL MEDICAL CENTER, LTD., a Texas limited partnership ***	September 30, 2034 (subject to extension as set forth therein)	Fee

* This tenant’s address is: c/o Sun Healthcare Group, Inc., 101 Sun Avenue, NE, Albuquerque, NM 87109, Attn: Director of Real Estate
** This tenant’s address is: c/o Cadia Healthcare Group, 150 Onix Drive, Kennett Square, PA 19348, Attn: Stephen S. Silver & Ronald E. Schafer

*** This tenant’s address is: 1100 E. Campbell Road, Suite 220, Richardson, TX 75081, Attn: Mark Kennedy

SCHEDULE 5.12: PART II
OTHER REAL PROPERTY ASSETS OWNED BY A BORROWER

None.

SCHEDULE 5.12: PART III
DELINQUENT TENANTS UNDER FACILITY LEASES

None.

SCHEDULE 5.12: PART IV
MATERIAL SUBLEASES

None.

SCHEDULE 5.13
FACILITY LEASES

1.
That certain Amended and Restated Master Lease dated as of February 1, 2012 by and among the entities listed as “Landlord” below and the entities listed as “Tenant” below and pursuant to which Landlord has leased to Tenant the skilled nursing facilities described therein.

SABRA NEW MEXICO, LLC, a Delaware limited liability company	PEAK MEDICAL ASSISTED LIVING, LLC, a Delaware limited liability company
SUNSET POINT NURSING CENTER LLC, a Massachusetts limited liability company	1980 SUNSET POINT ROAD, LLC, a Delaware limited liability company
SABRA CALIFORNIA II, LLC, a Delaware limited liability company	SUNBRIDGE CARMICHAEL REHABILITATION CENTER, a California corporation
SABRA IDAHO, LLC, a Delaware limited liability company	SUNBRIDGE HEALTHCARE, LLC, a New Mexico limited liability company
SABRA CONNECTICUT II, LLC, a Delaware limited liability company	HARBORSIDE DANBURY LIMITED PARTNERSHIP, a Massachusetts limited partnership
SABRA KENTUCKY, LLC, a Delaware limited liability company	WOODSPOINT, LLC, a Delaware limited liability company, doing business in Kentucky as Woodspoint Nursing, LLC
SABRA OHIO, LLC, a Delaware limited liability company	HARBORSIDE SYLVANIA, LLC, a Delaware limited liability company
WEST BAY NURSING CENTER LLC, a Massachusetts limited liability company	3865 TAMPA ROAD, LLC, a Delaware limited liability company
SABRA NC, LLC, a Delaware limited liability company	SUNBRIDGE REGENCY-NORTH CAROLINA, INC., a North Carolina corporation

2.
That certain Amended and Restated Master Lease dated as of August 1, 2011 by and among the entities listed as “Landlord” below and the entities listed as “Tenant” below and pursuant to which Landlord has leased to Tenant the skilled nursing facilities described therein.

CONNECTICUT HOLDINGS I, LLC, a Delaware limited liability company	HBR TRUMBULL, LLC, a Delaware limited liability company
CONNECTICUT HOLDINGS I, LLC, a Massachusetts limited liability company	HBR DANBURY, LLC, a Delaware limited liability company

3.
That certain Master Lease dated as of August 1, 2011 by and among the entities listed as “Landlord” below and the entities listed as “Tenant” below and pursuant to which Landlord has leased to Tenant the skilled nursing facilities described therein.

SABRA HEALTH CARE DELAWARE, LLC, a Delaware limited liability company	BROADMEADOW INVESTMENT, LLC, a Delaware limited liability company **
CONNECTICUT HOLDINGS I, LLC, a Massachusetts limited liability company	CAPITOL NURSING AND REHABILITATION CENTER, L.L.C., a Delaware limited liability company **
SABRA HEALTH CARE DELAWARE, LLC, a Delaware limited liability company	PIKE CREEK HEALTHCARE SERVICES LLC, a Delaware limited liability company **
SABRA HEALTH CARE DELAWARE, LLC, a Delaware limited liability company	PENINSULA HEALTH CARE SERVICES LLC, a Delaware limited liability company **

4.
That certain Hospital Lease dated as of April 30, 2008, by and among SABRA TEXAS PROPERTIES, L.P., a Texas limited partnership, as landlord, and TEXAS REGIONAL MEDICAL CENTER, LTD., a Texas limited partnership, as tenant, as amended by First Amendment to Lease Agreement dated as of November 30, 2010 and pursuant to which such landlord has leased to such tenant the hospital described therein.

SCHEDULE 5.22
CREDIT PARTIES

ENTITY NAME	ADDRESS	STATE OF FORMATION	STATES WHERE QUALIFIED AS OF THE FIRST AMENDMENT EFFECTIVE DATE	FEIN	ORGANIZATION IDENTIFICATION NUMBER
BORROWERS
SABRA HEALTH CARE LIMITED PARTNERSHIP, a Delaware limited partnership	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	CA, MA	27-2712888	4822888
SABRA NEW MEXICO, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	NM	27-3541140	4875576
SUNSET POINT NURSING CENTER LLC, a Massachusetts limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	MA	FL	04-3072233	992163
SABRA CALIFORNIA II, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	CA	27-3540830	4875570
SABRA IDAHO, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	ID	27-3541245	4875578
SABRA CONNECTICUT II, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	CT	27-3541049	4875575
SABRA KENTUCKY, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	KY	27-3662491	4884367
SABRA OHIO, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	OH, CT	27-3540905	4875573
WEST BAY NURSING CENTER LLC, a Massachusetts limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	MA	FL	04-3072226	992160
SABRA NC, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	NC	27-3662387	4884371

ENTITY NAME	ADDRESS	STATE OF FORMATION	STATES WHERE QUALIFIED AS OF THE FIRST AMENDMENT EFFECTIVE DATE	FEIN	ORGANIZATION IDENTIFICATION NUMBER
CONNECTICUT HOLDINGS I, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	CT	20-4599420	4132650
SABRA HEALTH CARE DELAWARE, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	None	None	5012188
SABRA TEXAS PROPERTIES, L.P., a Texas limited partnership	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	TX	None	45-3643319	807409097
REIT GUARANTOR
SABRA HEALTH CARE REIT, INC., a Maryland corporation	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	MD	CA, MA	27-2560479	C3322907
SUBSIDIARY GUARANTORS
OAKHURST MANOR NURSING CENTER LLC, a Massachusetts limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	MA	FL	04-3072232	992162
ORCHARD RIDGE NURSING CENTER LLC, a Massachusetts limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	MA	FL	04-3072231	992161
SABRA HEALTH CARE, L.L.C., a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	CA	27-2696900	4821914
NEW HAMPSHIRE HOLDINGS LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	NH	20-1862503	3877962
HHC 1998-I TRUST, a Massachusetts business trust	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	MA	CT	T00581103	T00581103
NORTHWEST HOLDINGS I LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	None	47-0913206	3632608

ENTITY NAME	ADDRESS	STATE OF FORMATION	STATES WHERE QUALIFIED AS OF THE FIRST AMENDMENT EFFECTIVE DATE	FEIN	ORGANIZATION IDENTIFICATION NUMBER
395 HARDING STREET, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	OH	47-0913207	3632480
1104 WESLEY AVENUE, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	OH	47-0913211	3632489
KENTUCKY HOLDINGS I, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	KY	20-2512023	3940783
SABRA LAKE DRIVE, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	OK	75-3098968	3488098
BAY TREE NURSING CENTER LLC, a Massachusetts limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	MA	FL	04-3071703	1037367
SABRA HEALTH CARE HOLDINGS I, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	KY	27-2713167	4829704
SABRA HEALTH CARE HOLDINGS II, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	NH	27-2713398	4829303
SABRA HEALTH CARE HOLDINGS III, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	OH, CT, MA, RI, NH, OK, IN, CA, WV, WA, ID, TN, NC, GA, WI	27-2713574	4829305
SABRA HEALTH CARE HOLDINGS IV, LLC, a Delaware limited liability company	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	None	27-2713747	4829985
SABRA CAPITAL CORPORATION, a Delaware corporation	18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	DE	CA	27-3642390	4876643

APPENDIX I

BORROWING BASE ASSETS

Existing Borrowing Base Assets
Facility	Address	Tenant	Building Size	Lic Beds
Glen Hill (Danbury)	1 Glen Hill Road, Danbury, CT 06811	Sun Healthcare	36,750	100
Village at Northrise (Las Cruces)	2880 N. Roadrunner Pkwy, Las Cruces, NM 88011	Sun Healthcare	174,292	215
Sunset Point (Clearwater)	1980 Sunset Point Road, Clearwater, FL 33765	Sun Healthcare	37,904	120
Carmichael	8336 Fair Oaks Blvd, Carmichael, CA 95608	Sun Healthcare	34,715	126
Sylvania	5757 Whiteford Road, Sylvania, OH 43560	Sun Healthcare	50,000	150
Bridge Point (Florence)	7300 Woodspoint Drive, Florence, KY 41045	Sun Healthcare	45,900	151
Woodland Hill (Asheboro)	400 Vision Dr, Asheboro, NC 27203	Sun Healthcare	35,485	100
West Bay (Oldsmar)	3865 Tampa Road, Oldsmar, FL 34677	Sun Healthcare	37,904	120
Meridian	1351 W. Pine Ave, Meridian, ID 83642	Sun Healthcare	88,000	165
St. Joseph Manor	6488 Main Street, Trumbull, CT 06611	Sun Healthcare	76,760	297
Pope John Paul II	33 Lincoln Ave, Danbury, CT 06810	Sun Healthcare	175,464	141

New Borrowing Base Assets
Facility	Address	Tenant	Building Size	Lic Beds
Broadmeadow Healthcare	500 S. Broad Street, Middletown, DE 19709	Cadia Rehabilitation	50,000	120
Capitol Healthcare	1225 Walker Road, Dover, DE 19904	Cadia Rehabilitation	50,500	120
Pike Creek Healthcare	3540 Three Little Bakers Blvd, Wilmington, DE 19808	Cadia Rehabiliation	60,000	130
Renaissance Healthcare	26002 John J Williams Hwy, Millsboro, DE 19966	Cadia Rehabilitation	60,000	130
Texas Regional Medical Center at Sunnyvale	231 South Collins Rd, Sunnyvale, TX 75812	Texas Regional Medical Center	177,715	70